FOR IMMEDIATE RELEASE

Investor Contact:

Chris Lewis

Vice President, Investor Relations & Corporate Affairs

(949) 481-0510

clewis@glaukos.com

Glaukos Announces Preliminary, Unaudited Fourth Quarter and Full Year 2023 Net Sales and Reaffirms 2024 Revenue Guidance

Aliso Viejo, CA –January 9, 2024 – Glaukos Corporation (NYSE: GKOS), an ophthalmic medical technology and pharmaceutical company focused on novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases, today announced its preliminary, unaudited net sales for the fourth quarter and full year ended December 31, 2023.

Preliminary and unaudited total net sales for the fourth quarter and full year of 2023 are expected to be in excess of $81 million and $313 million, respectively.

In addition, the company reaffirms its 2024 net sales guidance range of $350 million to $360 million.

About Glaukos

Glaukos (www.glaukos.com) is an ophthalmic medical technology and pharmaceutical company focused on developing and commercializing novel therapies for the treatment of glaucoma, corneal disorders and retinal diseases. Glaukos first developed Micro-Invasive Glaucoma Surgery (MIGS) as an alternative to the traditional glaucoma treatment paradigm, launching its first MIGS device commercially in 2012, and continues to develop a portfolio of technologically distinct and leverageable platforms to support ongoing pharmaceutical and medical device innovations. Products or product candidates for each of these platforms are designed to advance the standard of care through better treatment options across the areas of glaucoma, corneal disorders and retinal diseases.

Forward-Looking Statements

All statements other than statements of historical facts included in this press release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.  Although we believe that we have a reasonable basis for forward-looking statements contained herein, we caution you that they are based on current expectations about future events affecting us and are subject to risks, uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control, that may cause our actual results to differ materially from those expressed or implied by forward-looking statements in this press release.  These potential risks and uncertainties include, without limitation, the timing and extent to which we are able to obtain regulatory approval for investigational products, our ability to successfully commercialize and generate sales of our products, the ability to obtain and maintain adequate financial coverage and reimbursement for our products, our ability to properly train, and gain acceptance and trust from, ophthalmic surgeons in the use of our products, our ability to compete successfully in the pharmaceutical industry, which is highly competitive and rapidly changing, our compliance with federal and state laws and regulations for the approval, sale and marketing of our products and our manufacturing processes, the lengthy and expensive clinical trial process and the uncertainty of timing and outcomes from any particular clinical trial or regulatory approval processes, and the continued efficacy and safety profile of our products as reported in the pivotal trials and other clinical studies. These and other risks, uncertainties and factors related to Glaukos, and our business are described in detail under the caption “Risk Factors” and elsewhere in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, which was filed with the Securities and Exchange Commission (SEC) on November 1, 2023. Our filings with the SEC are available in the Investor Section of our website at www.glaukos.com or at www.sec.gov.  In addition, information about the risks and benefits of our products is available on our website at www.glaukos.com.  All forward-looking statements included in this press release are expressly qualified in their entirety by the foregoing cautionary statements.  You are cautioned not to place undue reliance on the forward-looking statements in this press release, which speak only as of the date hereof.  We do not undertake any obligation to update, amend or clarify these forward-looking statements whether as a result of new information, future events or otherwise, except as may be required under applicable securities law.

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